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As filed with the Securities and Exchange Commission on June 21, 2019

Registration No. 333-232004

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1
TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Wanda Sports Group Company Limited
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant's name into English)

Hong Kong (State or Other Jurisdiction of Incorporation or Organization)	7941 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

9/F, Tower B, Wanda Plaza
93 Jianguo Road, Chaoyang District
100022, Beijing
People's Republic of China
+86-10-8558-8813
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

World Endurance Holdings, Inc.
3407 W. Dr. Martin Luther King, Jr. Blvd., Suite 100
Tampa, Florida 33607
+1 (813) 868-5940
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark S. Bergman, Esq.
Xiaoyu Greg Liu, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP
Unit 5201, Fortune Financial Center
5 Dongsanhuan Zhonglu
Chaoyang District, Beijing, 100020
People's Republic of China
Tel: +86-10-5828-6300
Fax: +86-10-6530-9070/9080	Matthew D. Bersani, Esq. Shearman & Sterling LLP 12th Floor, Gloucester Tower The Landmark 15 Queen's Road Central Hong Kong Tel: +852-2978-8000 Fax: +852-2978-8099

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

           Emerging growth company.    ☐

           If an emerging growth company that prepares its financial statements in accordance with US GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

           The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)(2)	Proposed maximum aggregate offering price(3)	Amount of registration fee(4)

Class A ordinary shares, no par value	US$500,000,000	US$60,600

(1)
American depositary shares, or ADSs, evidenced by American depositary receipts issuable upon deposit of the Class A ordinary shares registered hereby will be registered under a separate registration statement on Form F-6 (Registration No. 333-                        ). Each ADS represents                        Class A ordinary shares.

(2)
Includes (a) Class A ordinary shares represented by ADSs that may be purchased by the underwriters pursuant to their option to purchase additional ADSs and (b) all Class A ordinary shares represented by ADSs initially offered or sold outside the United States that are thereafter resold from time to time in the United States. Offers and sales of shares outside the United States are being made pursuant to Regulation S under the Securities Act of 1933 and are not covered by this Registration Statement.

(3)
Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(4)
Previously paid.

           The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        This Amendment No. 1 to the Registration Statement on Form F-1 (File No. 333-232004), or the Registration Statement, of Wanda Sports Group Company Limited is being filed solely for the purpose of filing certain exhibits as indicated in Part II of this Amendment No. 1. This Amendment No. 1 does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, a preliminary prospectus has been omitted.

 PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.    Indemnification of Directors and Officers.

        Hong Kong law does not limit the extent to which a company's articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Hong Kong courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences or committing a crime. Under our articles of association, subject to the provisions of the Companies Ordinance, every director or other officer of our company shall be indemnified out of the assets of our company against all costs, charges, expenses, losses and liabilities which he may sustain or incur in or about the execution of his office or otherwise in relation thereto and in particular and without prejudice to the generality of the foregoing every director and other officer of our company shall be indemnified by our company against, and it shall be the duty of the directors out of the funds of our company to pay all costs, losses and expenses which any such director and other officer may incur or become liable for by reason of any contract entered into, or act or thing done by him or them as such director and other officer, or in any way in the discharge of their or his duties, including travelling expenses; and the amount for which such indemnity is provided shall immediately attach as a lien on the property of our company, and have priority as between the members over all other claims. Any person who is a director or other officer of our company shall not be liable (except in consequence of his own dishonesty) for the acts, receipts, neglects or defaults of any other director or other officer of our company or for any losses or expenses incurred by our company through the insufficiency or deficiency of title to any property acquired by order of the directors for or on behalf of our company, or for the insufficiency or deficiency of any security in or upon which any of the moneys of our company shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects of our company shall be deposited or for any loss occasioned by any error of judgement, omission, default or oversight on their or his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto.

        Each of our directors and executive officers also benefits from indemnification arrangements, under which they are indemnified against certain liabilities and expenses incurred by them in connection with claims made by reason of their service as directors or executive officers of ours.

        The Underwriting Agreement, the form of which is filed as Exhibit 1.1 to this Registration Statement, will also provide for indemnification of us and our officers and directors.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.    Recent Sales of Unregistered Securities.

        The following is a summary of transactions during the preceding three years involving sales of our securities that were not registered under the Securities Act:

  •
  on March 6, 2019 and March 14, 2019, we allotted and issued an aggregate of 169,331,172 Class B ordinary shares, which were fully paid; and

  •
  on May 27, 2019, 22,363,466 of the issued Class B ordinary shares were acquired by certain co-investors and upon such acquisition were automatically converted into 22,363,466 Class A ordinary shares.

Such transactions were undertaken in connection with the creation of our current structure.

        Such issuances were exempt from registration under the Securities Act in reliance on Section 4(a)(2), Rule 701 and/or Regulation S under the Securities Act. No underwriter or underwriting discount or commission was involved in any of the transactions set forth in Item 7.

Item 8.    Exhibits and Financial Statement Schedules.

(a)
Exhibit Index

Exhibit No.		Description

1.1	*	Form of Underwriting Agreement

3.1	†	Amended and Restated Articles of Association of the Registrant, as currently in effect

4.1	†	Form of the Registrant's Specimen American Depositary Receipt (included in Exhibit 4.3) evidencing American Depositary Shares

4.2	†	Registrant's Specimen Certificate for Class A ordinary shares

4.3	†	Form of Deposit Agreement between the Registrant, Deutsche Bank Trust Company Americas, as depositary, and owners and holders of American Depositary Shares

4.4	*	Form of Lock-up Agreement (included in Exhibit 1.1)

5.1	*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP regarding the validity of the Class A ordinary shares being registered

8.1		Opinion of DLA Piper Hong Kong as to certain Hong Kong tax matters

10.1	*	Management Equity Incentive Plan dated , 2019

10.2	†	Exclusive Call Option Contract among our VIE and its shareholders and Infront China, dated March 14, 2019

10.3	†	Exclusive Services Agreement among our VIE and Infront China dated March 14, 2019

10.4	†	Pledge Contract among our VIE and its shareholders and Infront China, dated March 14, 2019

10.5	†	Powers of Attorney granted by each shareholder of our VIE dated March 14, 2019

10.6	†	Share Exchange Agreement dated April 8, 2019

10.7		Shareholders Agreement dated May 27, 2019

10.8	†	Senior 364-day term loan facility of the Registrant dated March 15, 2019

10.9	†	Senior forward start term loan facility of the Registrant dated March 15, 2019

10.10	†	Credit facility of Infront Sports and Media AG dated May 18, 2018

10.11	†	Amendment to the credit facility of Infront Sports and Media AG dated November 21, 2018

10.12	†	Credit facility of World Triathlon Corporation dated June 26, 2014

10.13	†	Amendments to the credit facility of World Triathlon Corporation dated November 18, 2015, June 5, 2017 and January 18, 2019

10.14	†	Cooperation Agreement among the Registrant, Dalian Wanda GCL and Wanda Culture Holding Co. Limited, dated May 14, 2019

21.1	†	Principal subsidiaries and VIE of the Registrant

23.1	†	Consent of Ernst & Young Hua Ming LLP, an independent registered public accounting firm

Exhibit No.		Description
23.2	*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1)

23.3		Consent of DLA Piper Hong Kong (included in Exhibit 8.1)

23.4		Consent of Jingtian & Gongcheng Attorneys at Law (included in Exhibit 99.2)

24.1	†	Power of Attorney (contained on signature page)

99.1	†	Code of Business Conduct and Ethics of the Registrant

99.2		Opinion of Jingtian & Gongcheng Attorneys at Law regarding certain PRC law matters

99.3	†	Consent of Frost & Sullivan

*
To be filed by amendment.

†
Previously filed.
(b)
Financial Statement Schedules

        Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

Item 9.    Undertakings.

        The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that:

  1.
  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

  2.
  For purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

  3.
  For purposes of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv)
  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  4.
  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China on June 21, 2019.

Wanda Sports Group Company Limited
By:	/s/ HENGMING YANG
	Name:	Hengming Yang
	Title:	Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on June 21, 2019.

Signature	Title

* Name: Lin Zhang	Chairman of the Board of Directors
/s/ HENGMING YANG Name: Hengming Yang	President, Chief Executive Officer and Director (Principal executive officer)
/s/ HONGHUI LIAO Name: Honghui Liao	Chief Financial Officer and Director (Principal financial and accounting officer)
* Name: Philippe Blatter	Vice Chairman of the Board of Directors; President and Chief Executive Officer of Infront
* Name: Andrew Messick	Director; President and Chief Executive Officer of WEH
* Name: Dongwei Yang	Director; President and Chief Executive Officer of WSC

Signature		Title

* Name: Edwin Fung		Director
*By:	/s/ HENGMING YANG Name: Hengming Yang Attorney-in-fact

 AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

        Pursuant to the requirement of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of the Registrant in the United States, has signed this registration statement in Tampa, Florida United States of America on June 21, 2019.

World Endurance Holdings, Inc.
By:	/s/ ANDREW MESSICK
	Name:	Andrew Messick
	Title:	Chief Executive Officer WEH

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 6. Indemnification of Directors and Officers.
  Item 7. Recent Sales of Unregistered Securities.
  Item 8. Exhibits and Financial Statement Schedules.
  Item 9. Undertakings.
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES